CODE OF ETHICS -- PERSONAL SECURITIES TRADING (RULE 17J-1)


                 CODE OF ETHICS -- PERSONAL SECURITIES TRADING
                                  (RULE 17J-1)

--------------------------------------------------------------------------------

      THIS POLICY APPLIES TO ALL TRUSTS IDENTIFIED IN APPENDICES I AND II

-------------------------------------------------------------------------------------------------------------
    COMPLIANCE MONITORING           MONITORING             RECORDKEEPING            PERIODIC TESTING
       RESPONSIBILITY               FREQUENCY              RESPONSIBILITY
-------------------------------------------------------------------------------------------------------------
FUNDS, ADVISERS, SUB-ADVISERS,      CONTINUOUS           SEIGFS, SIDCO., ADVISER,       QUARTERLY
        SEIGFS, SIDCO.                                        SUB-ADVISERS
-------------------------------------------------------------------------------------------------------------

POLICY STATEMENT: Rule 17j-1 under the Investment Company Act of 1940 ("1940 Act") requires every fund (other than a money market fund or a fund that does not invest in "covered securities" as that term is defined in the Rule) and each investment adviser of and principal underwriter for the fund, to adopt a written code of ethics ("Code of Ethics") containing provisions reasonably necessary to prevent its "access persons", as that term is defined in the Rule, from engaging in any conduct prohibited by the Rule.

A Code of Ethics shall prohibit access persons from engaging in fraudulent, deceitful, or manipulative practices in connection with the purchase or sale of a security held or to be acquired by funds. The Code of Ethics also must prohibit access persons from making any untrue statement of material fact or omitting to state material facts where necessary. The Code of Ethics is designed to detect and prevent access persons from engaging in the fraudulent personal trading and other activities proscribed by the rule and the Code of Ethics.

PROCEDURES: The Funds have adopted the following procedures:

The Funds CODE OF ETHICS ADOPTED UNDER RULE 17J-1 (copy attached) governs the Funds' policies and procedures pursuant to 17j-1. Fund Compliance will communicate these procedures to the Advisers and Fund Access Persons through delivery of the Code of Ethics.

SEI-GFS, SIDCO and each Adviser (excluding those Advisers who manage only money market funds) maintain separate codes of ethics that are designed to comply with the requirements of Rule 17j-1.

                      CODE OF ETHICS -- PERSONAL SECURITIES TRADING (RULE 17J-1)

                                 CODE OF ETHICS
                            ADOPTED UNDER RULE 17J-1

Officers, Trustees, and other persons involved with the Series Trusts, (each a "Fund," and together, the "Funds") are required to act with integrity and good faith, particularly when their personal interests may conflict with the Funds' interests. Potential conflicts of interests include circumstances where officers, Trustees and certain other persons:

     o    Know about the Funds' present or future portfolio transactions; or

     o    Have the power to influence the Funds' portfolio transactions; and

     o    Engage in securities transactions in their personal account(s).

In accordance with the requirements of Rule 17j-1 under the 1940 Act, the Funds have adopted this Code of Ethics (the "Code") to address transactions and conduct that may create conflicts of interest, establish reporting requirements, and create enforcement procedures. Definitions of UNDERLINED terms used throughout the Code are included in ADDENDUM I.

I. ABOUT THIS CODE OF ETHICS

A.  Who is Covered by the Code?
All Fund ACCESS PERSONS are covered under this Code. Fund ACCESS PERSONS generally are:

     o    All Trustees of a Fund, both INTERESTED and INDEPENDENT;

     o    All Fund Officers; and

     o Natural persons in a CONTROL relationship to a Fund who obtain information concerning recommendations about the PURCHASE OR SALE of a security by a Fund ("Natural CONTROL Persons").

B.  What Rules Apply to Me?

     o This Code sets forth specific prohibitions and restrictions. They apply to all Fund ACCESS PERSONS except where otherwise noted. The Code also sets out reporting requirements for ACCESS PERSONS. For the reporting requirements that apply to you, please refer to Parts A, B and C, as indicated below:

          o    Independent Trustees                                       Part A

          o    Interested Trustees and Fund Officers                      Part B

          o    Natural CONTROL Persons                                    Part C

II. STATEMENT OF GENERAL PRINCIPLES

In recognition of the trust and confidence placed in the Funds by shareholders, the Funds have adopted the following principles to be followed by their ACCESS
PERSONS:

                      CODE OF ETHICS -- PERSONAL SECURITIES TRADING (RULE 17J-1)

A. The interests of the Funds' shareholders are paramount. You must place shareholder interests before your own.

B. You must effect all personal securities transactions in a manner that avoids any conflict between your personal interests and the interests of the Funds or their shareholders.

C. You must avoid actions or activities that allow you or your family to benefit from your position with the Fund, or that bring into question your independence or judgment.

D. You must not disclose MATERIAL NONPUBLIC INFORMATION to others or engage in the PURCHASE OR SALE (or recommend or suggest that any person engage in the PURCHASE OR SALE) of any SECURITY to which such information relates.

III. GENERAL PROHIBITION AGAINST FRAUD, DECEIT AND MANIPULATION

Fund ACCESS PERSONS may not, in connection with the purchase or sale, directly or indirectly, of a SECURITY HELD OR TO BE ACQUIRED by the Funds:

A. Employ any device, scheme or artifice to defraud the Funds;

B. Make any untrue statement of a material fact to the Funds or omit to state a material fact necessary in order to make the statements made to the Funds, in light of the circumstances under which they are made, not misleading;

C. Engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Funds; or

D. Engage in any manipulative practice with respect to the Funds.

IV.  PROHIBITIONS AND RESTRICTIONS FOR ACCESS PERSONS
(not applicable to INDEPENDENT TRUSTEES)

A. Blackout Period on Personal Securities Transactions. This restriction applies to:

     o ACCESS PERSONS who, in connection with their regular duties, make, participate in, or obtain information regarding the PURCHASE OR SALE OF SECURITIES by the Fund or whose functions relate to the making of any recommendations with respect to the PURCHASES OR SALES and

     o    Natural CONTROL Persons.

These persons may not PURCHASE OR SELL, directly or indirectly, any SECURITY in which they have (or by reason of such transaction acquire) any BENEFICIAL OWNERSHIP ON THE SAME DAY as the same SECURITY IS BEING PURCHASED OR SOLD by the Funds (or any series thereof).

B.  Pre-Approval for IPOs and Limited Offerings.  This restriction applies to:

     o ACCESS PERSONS who, in connection with their duties, make or participate in making recommendations regarding THE PURCHASE OR SALE OF any securities by a Fund and

                      CODE OF ETHICS -- PERSONAL SECURITIES TRADING (RULE 17J-1)

     o    Natural CONTROL Persons.

These persons must obtain approval from the Review Officer (as defined in Section VI below) before directly or indirectly acquiring BENEFICIAL OWNERSHIP of any securities in an IPO or LIMITED OFFERING.

C. Limits on Accepting or Receiving Gifts.

ACCESS PERSONS cannot accept or receive any gift of more than $100.00 in value from any person or entity in connection with the Funds' (or any series thereof) entry into a contract, development of an economic relationship, or other course of dealing by or on behalf of the Fund.

V. REPORTING REQUIREMENTS (1)

ACCESS PERSONS of each Fund must comply with the reporting requirements set forth in Parts A-C (attached), with the exception of those ACCESS PERSONS reporting subject to Section VIII of this Code.

VI. REVIEW AND ENFORCEMENT OF THE CODE

 A. Appointment of a Review Officer.

  The Funds' Chief Compliance Officer ("CCO") shall appoint a review officer ("Review Officer") to perform the duties described below.

 B. The Review Officer's Duties and Responsibilities.

  1. The Review Officer shall notify each person who becomes an ACCESS PERSON of the Fund and who is required to report under this Code of Ethics of their reporting requirements NO LATER THAN 10 days before the first quarter in which such person is required to begin reporting.

  2. The Review Officer will, on a quarterly basis, compare all reported personal securities transactions with the Funds' portfolio transactions completed during the period to determine whether a Code violation may have occurred. Before determining that a person has violated the Code, the Review Officer must give the person a reasonable opportunity to supply explanatory material.

  3. If the Review Officer finds that a material Code violation has occurred, or believes that a material Code violation may have occurred, the Review Officer must submit a written report regarding the possible violation to the Funds' CCO, together with any explanatory material provided by the person who violated or may have violated the Code. The CCO will determine whether the person violated the Code.

---------------
 (1) Access persons who are out-of-the-office under the Family and Medical Leave Act (FMLA) during the entire reporting period are not subject to the reporting requirement portion of the Code during that time. All other portions of the Code will continue to apply.

                      CODE OF ETHICS -- PERSONAL SECURITIES TRADING (RULE 17J-1)

4. No person is required to participate in a determination of whether he or she has committed a Code violation or discuss the imposition of any sanction against himself or herself.

5. The Review Officer will submit his or her own reports, as may be required pursuant to Parts A-C (attached), to an Alternate Review Officer who shall fulfill the duties of the Review Officer with respect to the Review Officer's reports.

6. The Review Officer will create a written report detailing any approvals granted to ACCESS persons for the acquisition of securities offered in connection with an IPO or LIMITED OFFERING. The report must include the rationale supporting any decision to approve such an acquisition.


C. Resolution; Sanctions.

 If the CCO determines that a person has violated the Code pursuant to paragraph B. (3) above, the CCO will determine a resolution of the situation and impose upon the person any sanctions that the CCO deems appropriate. The CCO will submit a report of the violation, including a description of the resolution, to the Board at the next regularly scheduled Board meeting unless, in the CCO's sole discretion, circumstances warrant an earlier report.


VII. ANNUAL WRITTEN REPORTS TO THE BOARD

At least annually, the CCO, advisers, sub-advisers, and principal underwriter will provide WRITTEN reports to the Funds' Board of Trustees as follows:

A. ISSUES ARISING UNDER THE CODE. The reports must describe any issues that arose during the previous year under the Codes or procedures thereto, including any material code or procedural violations, and any resulting sanctions.

B. The CCO, advisers, sub-advisers, and principal underwriter may report to the Board more frequently as they deem necessary or appropriate and shall do so as requested by the Board.

C. CERTIFICATION. Each report must be accompanied by a certification to the Board that each Fund, adviser, sub-adviser, and principal underwriter has adopted procedures reasonably necessary to prevent their ACCESS PERSONS from violating their Code of Ethics.


VIII. INTERRELATIONSHIP WITH OTHER CODES OF ETHICS

 A. General Principle: Overlapping Responsibilities.

  A person who is both an ACCESS PERSON of a Fund and an ACCESS PERSON of an investment adviser to a Fund is only required to report under and otherwise comply with the investment adviser's code of ethics, provided such code has been adopted pursuant to and in compliance with Rule 17j-1. Such report will satisfy any reporting obligations under this Code. These ACCESS PERSONS, however, remain subject to the principles and prohibitions in Sections II and III hereof.

                      CODE OF ETHICS -- PERSONAL SECURITIES TRADING (RULE 17J-1)

B. Procedures.

 Each investment adviser, principal underwriter and administrator of the Fund must:

 1. Submit to the Board of Trustees of the Fund a copy of its code of ethics adopted pursuant to or in compliance with Rule 17j-1;

 2. Promptly furnish to the Fund, upon request, copies of any reports made under its code of ethics by any person who is also covered by the Fund's Code; and

 3. Promptly report to the Fund in writing any material amendments to its code of ethics, along with the certification described under Section VII.C., above.


IX. RECORDKEEPING

Each Fund will maintain the following records in accordance with Rule 31a-2 under the 1940 Act and the following requirements. They will be available for examination by representatives of the U.S. Securities and Exchange Commission and other regulatory agencies.

A. A copy of this Code and any other code adopted by the Fund, which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

B. A record of any Code violation, and of any action taken as a result of the violation, will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

C. A copy of each Quarterly Transaction Report, Initial Holdings Report, and Annual Holdings Report submitted under this Code, including any information provided in lieu of any such reports made under the Code (SEE Parts A-C for more information about reporting), will be preserved for a period of at least five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

D. A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

E. A copy of each report required by Section VII of this Code must be maintained for at least five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

F. A record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities acquired in an IPO or LIMITED OFFERING, for at least five years after the end of the fiscal year in which the approval was granted.


X. MISCELLANEOUS

 A. Confidentiality.

  All reports and other information submitted to the Fund pursuant to this Code will be treated as confidential to the maximum extent possible, provided that such reports and information may be produced to the U.S. Securities and Exchange Commission and other regulatory agencies and to persons who have a need to know for purposes of administering this Code.

                      CODE OF ETHICS -- PERSONAL SECURITIES TRADING (RULE 17J-1)

B. Interpretation of Provisions.

 The Board of Trustees may from time to time adopt such interpretations of this Code as it deems appropriate.

C. Compliance Certification.

 Within 10 days of becoming an ACCESS PERSON of the Fund, and each year thereafter, each such person must complete the Compliance Certification, attached as ADDENDUM VI.

                      CODE OF ETHICS -- PERSONAL SECURITIES TRADING (RULE 17J-1)

PART A - INDEPENDENT TRUSTEES

I.  REQUIRED REPORTS

     A. You do not need to submit an initial holdings report or an annual holdings report.

     B.   Quarterly Transaction Reports

          1. Each quarter, with respect to any transaction during the quarter in a Security in which you have any direct or indirect BENEFICIAL OWNERSHIP, or because of the transaction, you acquired direct or indirect BENEFICIAL OWNERSHIP, you must report your individual SECURITIES transactions effected IF you KNEW at the time of the transaction, or in the ordinary course of fulfilling your official duties as a Trustee SHOULD HAVE KNOWN, that during the 15-day period immediately preceding or following the date of your transaction, the same SECURITY was purchased or sold, or was BEING CONSIDERED FOR PURCHASE OR SALE, by the Fund (or any series thereof).

               The "SHOULD  HAVE KNOWN" standard does not:

                    o    imply a duty of inquiry;

                    o presume you should have deduced or extrapolated from discussions or memoranda dealing with the Funds' (or a series) investment strategies; or

                    o impute knowledge from your awareness of the Funds' (or a series) portfolio holdings, market considerations, or investment policies, objectives and restrictions.

          2. If you have no reportable transactions during the quarter, you are still required to submit a report. Please note on your report that you had no reportable items during the quarter, and return it, signed and dated.

          3. You must submit your report to the Review Officer no later than 30 days after the end of each calendar quarter. An "Independent Trustee Quarterly Personal Securities Transactions Report Form" is included as ADDENDUM II.

          4. You need not submit a quarterly report if the report would duplicate information in broker trade confirmations received by the Fund, provided that all required information is contained in the broker trade confirmations and is received by the Review Officer NO LATER THAN 30 days after the end of the calendar quarter. Please see the Review Officer for more information about this reporting mechanism.

II.  WHAT MAY BE EXCLUDED FROM YOUR QUARTERLY REPORTS?
You are not required to detail or list the following items on your quarterly report:

                      CODE OF ETHICS -- PERSONAL SECURITIES TRADING (RULE 17J-1)

A. Securities accounts, as well as purchases or sales effected for or SECURITIES held in any account, over which you have no direct or indirect influence or control;

B.  Purchases or sales made pursuant to an AUTOMATIC INVESTMENT PLAN;

C.  Purchases or sales of any of the following securities:

     o    Direct obligations of the U. S. government;

     o Bankers' acceptances, bank certificates of deposit, commercial paper and HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS , including repurchase agreements; and

     o Shares issued by registered, open-end investment companies other than Fund shares.

You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect BENEFICIAL OWNERSHIP in the SECURITY included in the report.

                      CODE OF ETHICS -- PERSONAL SECURITIES TRADING (RULE 17J-1)

PART B - INTERESTED TRUSTEES AND FUND OFFICERS

I. REQUIRED REPORTS

 A. Initial Holdings Report.

  You must submit a listing of all SECURITIES you BENEFICIALLY OWN, as well as all of your securities accounts to the Review Officer within 10 days of the date you first become subject to this Code's reporting requirement. The information contained therein must be current as of a date no more than 45 days prior to the date you become subject to this Code's reporting requirements. An Initial Holdings Report Form is attached as ADDENDUM III.

 B. Quarterly Transaction and Account Reports.

  1. Each quarter, you must report all of your SECURITIES transactions effected, as well as any securities accounts you established, during the quarter. You must submit your report to the Review Officer NO LATER THAN 30 days after the end of each calendar quarter. A Quarterly Personal Securities Transactions Report Form is included as ADDENDUM IV.

  2. If you had no reportable transactions and did not open any securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable items during the quarter, and return it, signed and dated.

  3. You need not submit a quarterly report if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund, provided that all required information is contained in the broker trade confirmations or account statements and is received by the Review Officer NO LATER THAN 30 days after the end of the calendar quarter. Please see the Review Officer for more information about this reporting mechanism.

 C. Annual Holdings Report.

Each year, you must submit to the Review Officer a listing of all SECURITIES you BENEFICIALLY OWN, as well as all of your securities accounts. Your list must be current as of a date no more than 45 days before you submit the report. An Annual Holdings Report Form is attached as ADDENDUM V.

II. WHAT MUST BE INCLUDED IN YOUR REPORTS?

You must report all transactions in SECURITIES that: (i) you directly or indirectly BENEFICIALLY OWNED; or (ii) because of the transaction, you acquire direct or indirect

                      CODE OF ETHICS -- PERSONAL SECURITIES TRADING (RULE 17J-1)

BENEFICIAL OWNERSHIP. In addition, you must also report all of your accounts in which any securities were held for your direct or indirect benefit.

III. WHAT MAY BE EXCLUDED FROM YOUR REPORTS?
You are not required to detail or list the following items on your reports:

A. Securities accounts, as well as purchases or sales effected for or SECURITIES held in any account, over which you have no direct or indirect influence or control;

B.  Purchases or sales made pursuant to an AUTOMATIC INVESTMENT PLAN;

C.  Purchases or sales of any of the following securities:

     o    Direct obligations of the U. S. government;

     o Bankers' acceptances, bank certificates of deposit, commercial paper and HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS, including repurchase agreements; and

     o Shares issued by registered, open-end investment companies other than Fund shares.

You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect BENEFICIAL OWNERSHIP in the SECURITY included in the report.

                      CODE OF ETHICS -- PERSONAL SECURITIES TRADING (RULE 17J-1)

PART C - NATURAL CONTROL PERSONS

I.  REQUIRED REPORTS

A.  Initial Holdings Report
You must submit a listing of all SECURITIES you BENEFICIALLY OWN, as well as all of your securities accounts to the Review Officer within 10 days of the date you first become subject to this Code's reporting requirement. The information contained therein must be current as of a date no more than 45 days prior to the date you become subject to this Code's reporting requirements. An Initial Holdings Report Form is attached as ADDENDUM III.

B.  Quarterly Transaction and Account Reports.

     o Each quarter, you must report all of your SECURITIES transactions effected, as well as any securities accounts you established, during the quarter. You must submit your report to the Review Officer NO LATER THAN 30 days after the end of each calendar quarter. A Quarterly Personal Securities Transactions Report Form is included as ADDENDUM IV.

     o If you had no reportable transactions and did not open any securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable items during the quarter, and return it, signed and dated.

     o You need not submit a quarterly report if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund, provided that all required information is contained in the broker trade confirmations or account statements and is received by the Review Officer NO LATER THAN 30 days after the end of the calendar quarter. Please see the Review Officer for more information about this reporting mechanism.

C.  Annual Holdings Report.
Each year, you must submit to the Review Officer a listing of all SECURITIES you BENEFICIALLY OWN, as well as all of your securities accounts. Your list must be current as of a date no more than 45 days before you submit the report. An Annual Holdings Report Form is attached as ADDENDUM V.

II.  WHAT MUST BE INCLUDED IN YOUR REPORTS?

You must report all transactions in SECURITIES that: (i) you directly or indirectly BENEFICIALLY OWNED; or (ii) because of the transaction, you acquired direct or indirect BENEFICIAL OWNERSHIP. In addition, you must also report all of your accounts in which any securities were held for your direct or indirect benefit.

                      CODE OF ETHICS -- PERSONAL SECURITIES TRADING (RULE 17J-1)

III.  WHAT MAY BE EXCLUDED FROM YOUR REPORTS?

You are not required to detail or list the following items on your reports:

A. Securities accounts, as well as purchases or sales effected for or SECURITIES held in any account, over which you have no direct or indirect influence or control;

B.  Purchases or sales made pursuant to an AUTOMATIC INVESTMENT PLAN;

C.  Purchases or sales of any of the following securities:

     o    Direct obligations of the U. S. government;

     o Bankers' acceptances, bank certificates of deposit, commercial paper and HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS, including repurchase agreements; and

     o Shares issued by registered, open-end investment companies other than Fund shares.

You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect BENEFICIAL OWNERSHIP in the SECURITY included in the report.

                      CODE OF ETHICS -- PERSONAL SECURITIES TRADING (RULE 17J-1)

ADDENDUM I

DEFINITIONS

GENERAL NOTE
THE DEFINITIONS AND TERMS USED IN THIS CODE OF ETHICS ARE INTENDED TO MEAN THE SAME AS THEY DO UNDER THE 1940 ACT AND THE OTHER FEDERAL SECURITIES LAWS. IF A DEFINITION HEREUNDER CONFLICTS WITH THE DEFINITION IN THE 1940 ACT OR OTHER FEDERAL SECURITIES LAWS, OR IF A TERM USED IN THIS CODE IS NOT DEFINED, YOU SHOULD FOLLOW THE DEFINITIONS AND MEANINGS IN THE 1940 ACT OR OTHER FEDERAL SECURITIES LAWS, AS APPLICABLE.

ACCESS PERSON means:

     o    any Trustee or officer of a Fund;

     o any employee of a Fund (or of any company in a control relationship to a Fund) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the PURCHASE OR SALE of SECURITIES by a Fund or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

     o any natural person in a CONTROL relationship to a Fund who obtains information concerning recommendations made to a Fund with regard to the PURCHASE OR SALE of securities by a Fund.

NOTE: Persons who are ACCESS PERSONS of a Fund because of their position with the Fund or with that Fund's adviser or sub-adviser, will generally not be considered ACCESS PERSONS of another Fund, unless they satisfy the criteria described above with respect to that particular Fund, E.G., an ACCESS PERSON of one Fund covered by this joint Code is not automatically considered an ACCESS PERSON of another Fund covered by this Code.

AUTOMATIC INVESTMENT PLAN means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

BENEFICIAL OWNERSHIP means the same as it does under Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder. You should generally consider yourself the "beneficial owner" of any securities in which you have a direct or indirect pecuniary interest. In addition, you should consider yourself the beneficial owner of securities held by your spouse, your minor children, a relative who shares your home, or other persons by reason of any contract, arrangement, understanding or relationship that provides you with sole or shared voting or investment power.

CONTROL means the same as it does under Section 2(a)(9) of the 1940 Act.
Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management

                      CODE OF ETHICS -- PERSONAL SECURITIES TRADING (RULE 17J-1)

or policies of a company, unless such power is solely the result of an official position with such company.

Ownership of more than 25% of a company's outstanding voting securities is presumed to give the holder of such securities control over the company. The SEC may determine, however, that the facts and circumstances of a given situation that may counter this presumption.

FUND OFFICERS means any person lawfully elected by the Board of Trustees and authorized to act on behalf of the Fund. Additional information regarding the Funds' officers may be found in each Fund's Statement of Additional Information, respectively.

HIGH QUALITY SHORT-TERM DEBT INSTRUMENT means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization (E.G., Moody's Investors Service).

INDEPENDENT TRUSTEE means a Trustee of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act. A list of the Fund's INDEPENDENT TRUSTEES can be found in APPENDIX IV: BOARD AND COMMITTEE MATTERS maintained by SEI Fund Compliance.

IPO (I.E., initial public offering) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or
Section 15(d) of the Securities Exchange Act of 1934.

INTERESTED TRUSTEE means a Trustee of the Fund who is an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act. A list of the Fund's INTERESTED TRUSTEES can be found in APPENDIX IV: BOARD AND COMMITTEE MATTERS maintained by SEI Fund Compliance.

LIMITED OFFERING means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (E.G., private placements).

MATERIAL - Information is "material" where there is a substantial likelihood that a reasonable investor could consider the information important in deciding whether to buy or sell the securities in question, or where the information, if disclosed, could be viewed by a reasonable investor as having significantly altered the "total mix" of information available. Where the nonpublic information relates to a possible or contingent event, materiality depends upon a balancing of both the probability that the event will occur and the anticipated magnitude of the event in light of the totality of the activities of the issuer involved. Common, but by no means exclusive, examples of "material" information include information concerning a company's sales, earnings, dividends, significant acquisitions or mergers and major litigation. So-called "market information," such as information concerning an impending securities transaction may also, depending upon the circumstances, be "material." Because materiality determinations are

                      CODE OF ETHICS -- PERSONAL SECURITIES TRADING (RULE 17J-1)

often challenged with the benefit of hindsight, if an employee has any doubt whether certain information is "material," this doubt should be resolved against trading or communicating this information.

NONPUBLIC INFORMATION - Information is "nonpublic" until it has been made available to investors generally. In this respect, one must be able to point to some fact to show that the information is generally public, such as inclusion in reports filed with the SEC or press releases issued by the issuer of the securities, or reference to this information in publications of general circulation such as The Wall Street Journal or The New York Times. In general, information may be presumed to have been made available to investors after two business days from the formal release of this information.

PURCHASE OR SALE of a SECURITY includes, among other things, the writing of an option to purchase or sell a SECURITY.

SECURITY means the same as it does under Section 2(a)(36) of the 1940 Act, except that it does not include direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS, including repurchase agreements, or shares issued by registered, open-end investment companies.

A SECURITY HELD OR TO BE ACQUIRED by the Fund means: (A) any SECURITY that within the most recent 15 days (i) is or has been held by the Fund; or (ii) is BEING OR HAS BEEN CONSIDERED by the Fund's adviser for purchase by the Fund; and (B) any option to purchase or sell, and any security convertible into or exchangeable for, any SECURITY described in (A) of this definition.

A SECURITY is BEING PURCHASED OR SOLD by the Fund from the time a purchase or sale program has been communicated to the person who places buy and sell orders for the Fund until the program has been fully completed or terminated.

A SECURITY is BEING CONSIDERED FOR PURCHASE by the Fund when a SECURITY is identified as such by the investment adviser to the Fund.

                      CODE OF ETHICS -- PERSONAL SECURITIES TRADING (RULE 17J-1)

ADDENDUM II

                              INDEPENDENT TRUSTEES
                          QUARTERLY TRANSACTION REPORT
   TRANSACTION RECORD OF SECURITIES DIRECTLY OR INDIRECTLY BENEFICIALLY OWNED
                FOR THE QUARTER ENDED _________________________

Name:____________________________                Submission Date: ______________

PLEASE SUBMIT THE FOLLOWING INFORMATION BELOW REGARDING SECURITIES IN WHICH YOU HAVE A DIRECT OR INDIRECT BENEFICIAL OWNERSHIP INTEREST AND KNEW OR SHOULD HAVE KNOWN THAT DURING THE 15-DAY PERIOD IMMEDIATELY BEFORE OR AFTER THE TRANSACTION IN A SECURITY, THE FUND PURCHASED OR SOLD THE SECURITY, OR THE FUND OR ITS INVESTMENT ADVISER CONSIDERED PURCHASING OR SELLING THE SECURITY:

     o All purchases and/or sales of securities as defined in the Series Trusts' Code of Ethics

YOU DO NOT NEED TO REPORT:

     o Transactions in direct obligations of the US government, bankers' acceptances, certificates of deposit, commercial paper, automatic investment plans or open-end investment companies (mutual funds) other than the Series Trusts' Funds, and funds for which SIDCO serves as principal underwriter.


THE REPORT MUST BE RETURNED WITHIN 30 DAYS OF THE APPLICABLE CALENDAR QUARTER
END.

------------------------------------ ----------- ----------------- ----------- ----- ---------------
           SECURITIES TRANSACTIONS:
------------------------------------ ----------- ----------------- ----------- ----- ---------------
Date of     Name of Issuer Ticker or Number of   Principal         Type of     Price Name of Broker,
Transaction                CUSIP     Shares      Amount, Maturity  Transaction       Dealer or Bank
                                     (if         Date and Interest                   Effecting
                                     applicable) Rate                                Transaction
                                                 (if applicable)
----------- -------------- --------- ----------- ----------------- ----------- ----- ---------------

------------------------------------ ----------- ----------------- ----------- ----- ---------------

------------------------------------ ----------- ----------------- ----------- ----- ---------------

------------------------------------ ----------- ----------------- ----------- ----- ---------------

[ ] IF YOU HAD NO REPORTABLE TRANSACTIONS DURING THE QUARTER, PLEASE CHECK HERE.

By signing this document, I represent and certify that:

     o I have included on this report all securities transactions required to be reported pursuant to the policy;

     o    No transactions were based on material non-public information; and

     o To the best of my knowledge, the trade does not conflict with any investment activity of a SEI client or fund.



Signature: ______________________           Received By:  ______________________
Signature  _______________________          Date  ______________________________

                      CODE OF ETHICS -- PERSONAL SECURITIES TRADING (RULE 17J-1)

ADDENDUM III

                            INITIAL HOLDINGS REPORT

         (INTERESTED TRUSTEES, FUND OFFICERS, NATURAL CONTROL PERSONS)

Name of Reporting Person:                   ___________________               [Note: Information must be current
Date Person Became Subject to the                                             as of a date no more than 45 days
Code's Reporting Requirements:              ___________________               prior to the date that you became
Information in Report Dated as of:          ___________________               subject to the Code's reporting
Date Report Due:                            ___________________               requirements]
Date Report Submitted:                      ___________________


SECURITIES HOLDINGS
------------------------- --------------- ---------------------------------------------------------------------
 Name of Issuer and            No. of Shares             Principal Amount, Maturity Date and
 Title of Security             (if applicable)           Interest Rate (if applicable)
------------------------- --------------- ---------------------------------------------------------------------

------------------------- --------------- ---------------------------------------------------------------------

------------------------- --------------- ---------------------------------------------------------------------

If you have no securities holdings to report, please check here. []

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

SECURITIES ACCOUNTS

Please provide the following information regarding your existing securities accounts:

--------------------------------------------------------------------------------
Name of Broker, Dealer or Bank                 Name(s) on and Type of Account
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

If you have no securities accounts to report, please check here. []

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES HOLDINGS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.

__________________________                             _________________________
Signature                                              Date

                      CODE OF ETHICS -- PERSONAL SECURITIES TRADING (RULE 17J-1)

ADDENDUM IV

          INTERESTED TRUSTEES, FUND OFFICERS, NATURAL CONTROL PERSONS
                          QUARTERLY TRANSACTION REPORT
   TRANSACTION RECORD OF SECURITIES DIRECTLY OR INDIRECTLY BENEFICIALLY OWNED
                FOR THE QUARTER ENDED _________________________

Name:________________________                    Submission Date: ______________

PLEASE SUBMIT THE FOLLOWING INFORMATION BELOW REGARDING SECURITIES IN WHICH YOU HAVE A DIRECT OR INDIRECT BENEFICIAL OWNERSHIP INTEREST:

     o All purchases and/or sales of securities as defined in the Series Trusts' Code of Ethics

     o    All brokerage accounts opened during the quarter


YOU DO NOT NEED TO REPORT:

     o Transactions in direct obligations of the US government, bankers' acceptances, certificates of deposit, commercial paper, automatic investment plans or open-end investment companies (mutual funds) other than the Series Trusts' Funds, and funds for which SIDCO serves as principal underwriter.


THE REPORT MUST BE RETURNED WITHIN 30 DAYS OF THE APPLICABLE CALENDAR QUARTER
END.

           SECURITIES TRANSACTIONS:
------------------------------------ ----------- ----------------- ----------- ----- ---------------
Date of     Name of Issuer Ticker or Number of   Principal         Type of     Price Name of Broker,
Transaction                CUSIP     Shares      Amount, Maturity  Transaction       Dealer or Bank
                                     (if         Date and Interest                   Effecting
                                     applicable) Rate                                Transaction
                                                 (if applicable)
----------- -------------- --------- ----------- ----------------- ----------- ----- ---------------

----------- -------------- --------- ----------- ----------------- ----------- ----- ---------------

----------- -------------- --------- ----------- ----------------- ----------- ----- ---------------

----------- -------------- --------- ----------- ----------------- ----------- ----- ---------------

[ ] IF YOU HAD NO REPORTABLE TRANSACTIONS DURING THE QUARTER, PLEASE CHECK HERE.
    BROKERAGE ACCOUNTS OPENED DURING THE QUARTER:
------------------------------------------------- ----------------------------------- ---------------
Name of Broker, Account Number Names on Account   Date Account was                    Type of Account
Dealer or Bank                                       Established
------------------------------ ------------------ ----------------------------------- ---------------

------------------------------ ------------------ ----------------------------------- ---------------

------------------------------ ------------------ ----------------------------------- ---------------

[ ] IF YOU DID NOT ESTABLISH A SECURITIES ACCOUNT DURING THE QUARTER, PLEASE
    CHECK HERE.

By signing this document, I represent and certify that:

     o I have included on this report all securities transactions required to be reported pursuant to the policy;

     o    No transactions were based on material non-public information; and

     o To the best of my knowledge, the trade does not conflict with any investment activity of a SEI client or fund.



Signature:______________________________  Received By: ______________________
SIGNATURE                                 DATE

                      CODE OF ETHICS -- PERSONAL SECURITIES TRADING (RULE 17J-1)

ADDENDUM V

                             ANNUAL HOLDINGS REPORT
         (INTERESTED TRUSTEES, FUND OFFICERS, NATURAL CONTROL PERSONS)

Name of Reporting Person:                _________________
Information in Report Dated as of:       _________________                  [Note: Information must be current
Date Report Due:                         _________________                   as of a date no more than 45 days
Date Report Submitted:                   _________________                  before the report is submitted.]
Calendar Year Ended: December 31,        _________________

     Securities Holdings
------------------------- -------- ----- -----------------------------------------------------------
      Name of Issuer           No. of              Principal Amount, Maturity Date and
      and                      Shares              Interest Rate (if applicable)
      Title of Security        (if
                               applicable)
------------------------- -------------- -----------------------------------------------------------

------------------------- -------------- -----------------------------------------------------------

------------------------- -------------- -----------------------------------------------------------

If you have no securities holdings to report, please check here. []
If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.
Securities Accounts

Please provide the following information regarding your existing securities accounts:

--------------------------------------------------------------------------------
Name of Broker, Dealer or Bank                  Name(s) on and Type of Account
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

If you have no securities accounts to report, please check here. []

I certify that I have included on this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics.

____________________________                        ____________________________
Signature                                           Date

                      CODE OF ETHICS -- PERSONAL SECURITIES TRADING (RULE 17J-1)

ADDENDUM VI

COMPLIANCE CERTIFICATION

________________________________________________________________________
Initial Certification
I certify that I:

     (I)  HAVE RECEIVED, READ AND REVIEWED THE FUND'S CODE OF ETHICS;

     (II) UNDERSTAND THE POLICIES AND PROCEDURES IN THE CODE;

     (III) RECOGNIZE THAT I AM SUBJECT TO SUCH POLICIES AND PROCEDURES;

     (IV) UNDERSTAND THE PENALTIES FOR NON-COMPLIANCE;

     (V)  WILL FULLY COMPLY WITH THE FUND'S CODE OF ETHICS; AND

     (VI) HAVE FULLY AND ACCURATELY COMPLETED THIS CERTIFICATE.


Signature:
Name:                                                             (Please print)
Date Submitted:
Date Due: __________________________

________________________________________________________________________
Annual Certification
I certify that I:

     (I)  HAVE RECEIVED, READ AND REVIEWED THE FUND'S CODE OF ETHICS;

     (II) UNDERSTAND THE POLICIES AND PROCEDURES IN THE CODE;

     (III) RECOGNIZE THAT I AM SUBJECT TO SUCH POLICIES AND PROCEDURES;

     (IV) UNDERSTAND THE PENALTIES FOR NON-COMPLIANCE;

     (V) HAVE COMPLIED WITH THE FUND'S CODE OF ETHICS AND ANY APPLICABLE REPORTING REQUIREMENTS DURING THIS PAST YEAR;

     (VI) HAVE FULLY DISCLOSED ANY EXCEPTIONS TO MY COMPLIANCE WITH THE CODE BELOW;


     (VII) WILL FULLY COMPLY WITH THE FUND'S CODE OF ETHICS; AND

     (VI) HAVE FULLY AND ACCURATELY COMPLETED THIS CERTIFICATE.



EXCEPTION(S):
Signature:
Name:                                                             (Please print)
Date Submitted:
Date Due:  _______________________________________

                                                     APPENDIX I: OPEN-END TRUSTS

APPENDIX I: OPEN-END TRUSTS

1. Advisors' Inner Circle Fund

2. Advisors' Inner Circle Fund II

3. Advisors' Inner Circle Fund III

4. Bishop Street Funds

5. The KP Funds

6. Winton Series Trust

7. Gallery Trust

                                                  APPENDIX II: CLOSED-END TRUSTS

APPENDIX II: CLOSED-END TRUSTS

1. O'Connor EQUUS

2. Winton Diversified Opportunities Fund